                                                                       Exhibit 2

                                               [JEFFERIES LOGO]

                                               JEFFERIES & COMPANY, INC.
                                               520 Madison Avenue, 12th Floor
                                               New York, NY 10022
                                               tel 212.284.2300
                                               www.jefco.com

                                October 12, 2005

Briad Restaurant Group, L.L.C.
78 Okner Parkway
Livingston, NJ 07039

Briad Wenco, L.L.C.
78 Okner Parkway
Livingston, NJ 07039

Main Street Acquisition Corporation
c/o Briad Restaurant Group, L.L.C.
78 Okner Parkway
Livingston, NJ 07039

ATTENTION: Brad Honigfeld, Chief Executive Officer

     Re: Financing Commitment Letter

Ladies and Gentlemen:

You have advised Jefferies Funding LLC ("Jefferies", "we" or "us") that Main Street Acquisition Corporation ("AcquisitionCo" or the "Issuer"), a newly-formed subsidiary of an entity (the "Parent") formed by affiliates of Brad Honigfeld ("Honigfeld") is contemplating an acquisition (the "Acquisition") of Main Street Restaurant Group, Inc. ("Main Street"). Immediately following the Acquisition and the Equity Contribution (as defined below), AcquisitionCo intends to combine (the "Combination") the business of Main Street with that of Briad Wenco, L.L.C. ("Wenco") and Briad Restaurant Group, L.L.C. ("BRG" and, collectively with Main Street and Wenco and each of their respective subsidiaries, the "Target"). BRG, Wenco and AcquisitionCo are collectively referred to herein as "you."

SOURCES OF FUNDS

We understand that the sources of funds required to fund the Acquisition, to repay existing indebtedness of the Target, to pay related fees, expenses and commissions, and to provide ongoing working capital requirements of the Target are expected to include: (i) a senior secured $20.0 million revolving credit facility (the "Revolving Credit Facility"), having such terms as are described in the Term Sheet attached as Exhibit A hereto; (ii) the issuance by the Issuer of senior secured notes yielding gross proceeds of $220.0 million (the "Senior Secured Notes" or the "Notes"), pursuant to a public offering or placement under Rule144A of the Securities Act of 1933, as amended (the "Securities Act") or other private placement (the "Notes Offering"), having such terms as are described in the Term Sheet attached as Exhibit B hereto; (iii) the contribution by Honigfeld of the equity interests in Main Street held by him on terms and conditions satisfactory to us (the "Rollover Equity Contribution"), and (iv) the contribution by Honigfeld of the equity interests in Wenco and BRG held by him on terms and conditions satisfactory to us (the "Equity Contribution"). The Revolving Credit Facility will be undrawn at closing. The Equity Contribution, the Rollover Equity Contribution, the Notes Offering, the Revolving Credit Facility, the Acquisition and the Combination are collectively referred to herein as the "Transactions."

THE COMMITMENT

We are pleased to inform you that, subject to the terms and conditions set forth herein, we hereby commit, directly or indirectly through one or more of our affiliates, (i) to provide the Revolving Credit Facility and (ii) to purchase Senior Secured Notes yielding gross proceeds of $220.0 million (collectively, the "Commitments"). The Commitments are expressly subject to: (i) the terms and conditions set forth in this commitment letter, and the respective summaries of terms and conditions and other provisions set forth as Exhibits A, B and C hereto (collectively, the "Commitment Letter") and the terms and conditions of the engagement letter, dated as of the date hereof (the "Engagement Letter"), among you and Jefferies & Company, Inc. ("Jefco"), and (ii) the execution and delivery of definitive documentation with regard to the Revolving Credit Facility (the "Credit Facility Documents") and the Senior Secured Notes (the "Note Documents" and, together with the Credit Facility Documents, the "Financing Documents") satisfactory to us and covering matters expressly referred to herein and such other matters as we may reasonably request and that are customary in transactions similar to the Transactions. If any of the foregoing conditions is not satisfied, we (a) shall have the right to terminate the Commitments (and thereafter (x) except as expressly provided herein or in the Engagement Letter, you and (y) we will have no obligations hereunder or in connection with the Acquisition) or (b) may, but shall not be obligated to, propose alternative financing amounts or structures to provide the Issuer with aggregate gross proceeds equal to the expected gross proceeds from the Notes Offering and the aggregate commitments under the Revolving Credit Facility.

ROLE OF JEFFERIES AND JEFCO AND PRICING FLEXIBILITY

You agree that (i) we will act as the sole and exclusive administrative agent, advisor, lead arranger, syndication agent and book-runner for the Revolving Credit Facility, and (ii) Jefco will act as sole and exclusive underwriter, initial purchaser, placement agent, advisor, book-runner and/or lead arranger, as the case may be, for the Notes Offering. No additional administrative agents, advisors, arrangers, syndication agents or book-runners will be appointed for the Revolving Credit Facility, and no other titles will be awarded in respect of the Revolving Credit Facility, without our consent in our sole discretion. No additional underwriters, initial purchasers, placement agents, advisors, book-runners or arrangers will be appointed for the Notes Offering, and no other titles will be awarded in respect of the Notes Offering, without Jefco's consent in its sole discretion.

You understand that we intend (i) to syndicate all or part of the Commitment for the Revolving Credit Facility to a group of banks, financial institutions and other entities (collectively, "the Lenders") immediately upon execution of this Commitment Letter, and (ii) to resell the Senior Secured Notes to a group of financial institutions and other entities (collectively, "the Purchasers") immediately upon the purchase thereof. In connection therewith, Jefco and we will be entitled in our sole discretion to alter the structure, pricing, tenor, issuer, collateral, covenants and other terms and characteristics, of the Revolving Credit Facility and/or the Senior Secured Notes, if Jefco and we determine in our sole discretion that such changes are advisable to ensure a successful syndication of the Revolving Credit Facility and a successful resale of the Senior Secured Notes. Notwithstanding the foregoing: (i) the gross proceeds of the issuance of the Senior Secured Notes shall not be decreased, and
(ii) the fees set forth in the Engagement Letter shall not be increased. Our commitment is expressly subject to your agreement with the foregoing.

PROCESS AND COOPERATION

You agree to, and to use your commercially reasonable efforts after entering into a definitive merger or other acquisition agreement with Main Street (the "Merger Agreement") to cause the Target to (including by using your commercially reasonable efforts to include a covenant in the Merger Agreement to such effect), assist Jefco and us in syndicating the Revolving Credit Facility to potential Lenders and marketing the Senior Secured Notes to potential Purchasers as soon as practicable and at such times and locations as Jefco and we request. Without limiting the foregoing, you agree that you will, and will cause your representatives and advisers to: (a) promptly prepare and provide all financial and other information as Jefco or we may reasonably request with respect to (A)
(x) you and each of your affiliates, and (y) after entering into the Merger Agreement, the Target and each of its affiliates and (B) the Transactions, including, without limitation, financial projections ("Projections") related to the foregoing; (b) ensure that Jefco's and our efforts to syndicate the Revolving Credit Facility and market the Senior Secured Notes benefit materially from your financial relationships and, after entering into the Merger Agreement, from the financial relationships of the Target and its affiliates, (c) cause your senior management to (and use commercially reasonable efforts after entering into the Merger Agreement to cause senior management of the Target and each of its affiliates (including, without limitation, the chief executive officer and the chief financial officer of the Target) to), participate in customary "road shows" or other meetings with potential Lenders under the Revolving Credit Facility and potential Purchasers of Senior Secured Notes, (d) prepare a confidential offering memorandum (each, an "Offering Memorandum") for each of the Revolving Credit Facility and the Notes Offering, and other marketing materials to be used in connection with the syndication of the Revolving Credit Facility and the marketing of the Notes Offering, which, in the case of the Offering Memorandum for the Senior Secured Notes, contains all financial statements (including all audited financial statements, all unaudited financial statements and all appropriate pro forma financial statements prepared in accordance with, or reconciled to, generally accepted accounting principles in the United States and prepared in accordance with Regulation S-X under the Securities Act and all other data that the Securities and Exchange Commission would require in a registered offering of the Senior Secured Notes on a Form S-1 registration statement); and (e) use commercially reasonable efforts to obtain, at your expense, but with our assistance, monitored public ratings of the Revolving Credit Facility and the Senior Secured Notes from Moody's Investment Service ("Moody's") and Standard & Poor's Ratings Group ("S&P"), at least 30 days prior to the scheduled closing date for the Acquisition, and to participate in the process of securing such ratings, including having your senior management and, after entering into the Merger Agreement, senior management (including, without limitation, the chief executive officer and chief financial officer) of the Target to meet with such ratings agencies.


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
CLEAR MARKET

You agree that until the earliest of (i) the termination of the Commitments without the issuance and sale of the Senior Secured Notes or the provision of the Revolving Credit Facility; (ii) both (x) the successful syndication of the Revolving Credit Facility (as determined by us) and (y) the successful resale of the Senior Secured Notes (as determined by us); and (iii) 6 months following the date hereof: you will not, and will not permit or any of your affiliates to (and after entering into the Merger Agreement, you will not permit the Target or any of its affiliates to) directly or indirectly, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility, or debt or equity security of the Issuer, the Target or any of their respective affiliates, in each case, in connection with the Transactions (other than the financings expressly contemplated hereby), including any renewals or refinancings of any existing debt facility, without our prior written consent, which may be given or withheld in our sole discretion.

INFORMATION

You represent, warrant and covenant that (a) (i) all information (other than the Projections) that has been or will be made available to Jefco or us or any of Jefco's or our representatives by (x) you or your representatives or (y) after entering into the Merger Agreement, the Target or its representatives, in each case in connection with the Transactions, and (ii) each Offering Memorandum (collectively, the "Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and (b) the Projections that have been or will be made available to Jefco or us or Jefco's or our representatives by (x) you or your representatives or (y) after entering into the Merger Agreement, the Target or its representatives have been and will be prepared in good faith based upon reasonable assumptions. You agree to supplement the Information and the Projections as appropriate from time to time so that the representation and warranty in the preceding sentence is correct as of such date, and to promptly advise Jefco and us of all relevant developments affecting you, the Target, any of the Transactions or the accuracy of the Information or Projections.

COMPENSATION

As consideration for the Commitments, you agree to pay, or cause to be paid, to Jefco, us and Jefco's and our respective affiliates the fees, expenses and other amounts set forth herein and in the Engagement Letter when due and payable in accordance with the terms thereof.

ARBITRATION

Any dispute, claim or controversy directly or indirectly relating to or arising out of this Commitment Letter, the Engagement Letter, the termination or validity hereof or thereof, any alleged breach of this Commitment Letter or the Engagement Letter or the engagement contemplated by the Engagement Letter (any of the foregoing, a "Claim") shall be submitted to JAMS/ENDISPUTE in New York, New York under the JAMS/ENDISPUTE Comprehensive


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Arbitration Rules and Procedures (with each of Jefco and we, on the one hand, and you, on the other hand, choosing one arbitrator, and the chosen arbitrators choosing the third arbitrator). The arbitrators shall, in their award, allocate all of the costs of the arbitration (and the mediation, if applicable), including the fees of the arbitrators and the reasonable attorneys' fees of the prevailing party, against the party who did not prevail. The award in the arbitration shall be final and binding. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1 16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. You agree and consent to personal jurisdiction, service of process and venue in any federal or state court within the State of New York in connection with any action brought to enforce an award in arbitration.

MISCELLANEOUS

This Commitment Letter is not assignable by you; provided that (i) AcquisitionCo may assign its right and obligations hereunder to an affiliate thereof that is reasonably satisfactory to us, and (ii) no such assignment shall limit the assignor's obligations hereunder. Any other attempted assignment by you made by you without our consent (which may be given or withheld in our sole discretion) shall be void and of no force and effect. Nothing contained herein shall prohibit us from performing any of our respective duties or obligations hereunder through any affiliate, and in such circumstances, you will also owe any related duties or obligations to such affiliate.

This Commitment Letter has been and is made solely for the benefit of you, us and the other Indemnified Persons (as defined in the Engagement Letter) and your, our and their respective successors, permitted assigns, heirs and personal representatives, and no other person shall acquire or have any right under or by virtue of this Commitment Letter.

You agree to indemnify and hold the Indemnified Persons harmless as set forth in the Engagement Letter, and, upon demand from time to time, to reimburse the Indemnified Persons for all out-of-pocket costs, expenses and other payments, including but not limited to reasonable legal fees and disbursements incurred or made in connection with the Commitments and the preparation, execution and delivery of the Financing Documents, regardless of whether or not any definitive documentation is executed, or the Commitments expire or are terminated in accordance with the terms hereof. You shall cause the Target and each of the guarantors of the Revolving Credit Facility and the Senior Secured Notes to become jointly and severally liable, as soon as reasonably practicable and, in any event, upon the closing of the Acquisition, for any and all of your liabilities and obligations relating to or arising out of any of your duties, responsibilities and obligations under this Commitment Letter and the Engagement Letter, in each case pursuant to documentation satisfactory in form and substance to us in our sole discretion.

You acknowledge that we and our affiliates (including Jefco) may provide debt financing, equity capital or other services (including financial advisory services) to parties whose interests regarding the transactions described herein and otherwise may conflict with your interests. Notwithstanding the foregoing, until the Exclusivity Termination Date (as defined below), we and our controlled affiliates shall not provide any debt financing similar to the Notes (including, without limitation, any high yield financing whether sold through a private placement, pursuant to Rule 144A under the Securities Act of 1933, as amended, or otherwise) to finance an


                                        5
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acquisition of, or change of control transaction in respect of, Main Street. For purposes of this Commitment Letter, the "Exclusivity Termination Date" means the earlier of (i) the date on which you terminate the Engagement Letter in accordance with its terms, and (ii) the date on which you withdraw your offer to consummate the Acquisition (as evidenced by (a) an amendment to any Report on Schedule 13D filed, or to be filed, by or on behalf of you or any "group" of which you are a member (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act, of 1934, as amended) with the Securities and Exchange Commission indicating that Honigfeld no longer intends or desires, directly or indirectly, to consummate the Acquisition, or (b) any press release released by or on behalf of you or Honigfeld to such effect), unless the sole reason for the withdrawal of your offer to consummate the Acquisition is that (x) you have insufficient funds to consummate the Acquisition and (y) such insufficiency of funds results directly from the termination by us of this Commitment Letter or the Engagement Letter other than (i) in accordance with the terms hereof or thereof (other than a termination by us voluntarily without cause) or (ii) for cause. Consistent with our policy to hold in confidence the affairs of our customers, except as expressly contemplated hereby, we will not furnish confidential information obtained from you or your affiliates to any of our other customers. Furthermore, we will not use in connection with the transactions contemplated hereby, or furnish to you, confidential information obtained by us from any other person.

This Commitment Letter is delivered to you with the understanding that neither the Commitment Letter nor any of the terms hereof may be disclosed to any third party without our prior written consent except to those of your directors, officers, employees, partners, agents and advisors, as may be required by law or governmental agency (and in each such case you agree, to the extent permitted by law, promptly to inform us and to cooperate with us in obtaining a protective order). We hereby consent to your disclosure of (A) this Commitment Letter (but not the Engagement Letter) (i) to Main Street and its respective directors, officers, employees, agents and financial and legal advisors for their use in connection with the evaluation of the Acquisition, or (ii) as an exhibit to any Report on Schedule 13D (including any amendment thereto) filed by or on behalf of Honigfeld with the Securities and Exchange Commission, and (B) the substance of this Commitment Letter (but not the Engagement Letter) in a press release issued by or on behalf of you or Honigfeld that is reasonably satisfactory to us.

This Commitment Letter may not be amended or waived except by an instrument in writing signed by each of us and you. Notices given pursuant to any of the provisions of this Commitment Letter shall be in writing and shall be mailed or delivered (a) if to you, at the address set forth above, and (b) if to us, at our offices, at 520 Madison Avenue, 12th Floor, New York, New York 10022,
Attention: General Counsel. This Commitment Letter may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. Delivery of an executed signature page of this Commitment Letter by electronic transmission shall be as effective as delivery of an originally-executed counterpart thereof.

This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state. To the fullest extent permitted by law, each of you and we irrevocably submit to the jurisdiction of any New York State court or federal court sitting in the borough of Manhattan in New York City in respect of any suit, action or proceeding arising out of or relating to the provisions of this


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Commitment Letter or the making of the Commitments, and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of you and we hereby waive, to the fullest extent permitted by law, any objection which you or we may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and any right to trial by jury in any such suit, action or proceeding.

This Commitment Letter sets forth the entire understanding of you and us as to the scope of the Commitments and the obligations of you and us hereunder.

TERMINATION

The Commitments will expire at 5:00 PM New York City time on October 13, 2005 unless accepted by you (as indicated by your signature below) prior to such time. Once accepted, the Commitments will also expire at the earliest to occur of: (i) the date on which we notify you in writing that one or more of the conditions set forth in Exhibit C hereto is not capable of being satisfied as of the expected closing date for the Revolving Credit Facility and the issuance of the Senior Secured Notes; (ii) the closing of the Acquisition without the funding of the Commitments; (iii) the commencement by, or on behalf of, you, any of your affiliates, or after entering into the Merger Agreement the Target or any of the Target's affiliates of an offering of any securities or the arrangement of any other financing relating to the Transactions for which (a) in the case of any financing other than a bank debt financing, Jefco is not the sole and exclusive underwriter, initial purchaser, placement agent, advisor, book-runner and/or lead arranger, or (b) in the case of a bank debt financing, we are not the sole and exclusive administrative agent, advisor, lead arranger, syndication agent and book-runner; (iv) the termination of the Engagement Letter in accordance with its terms; or (v) 5:00 PM New York City time on December 31, 2005 if the closing of the Acquisition has not occurred by such time; provided that any term or provision hereof to the contrary notwithstanding, (A) if the earliest to occur of the events specified in clauses (i) through (v) is the event specified in clause (iii)(b), only the commitment with respect to the Revolving Credit Facility shall expire, and (B) all of your obligations hereunder in respect of indemnification, confidentiality and fee and expense reimbursement shall survive any termination of the Commitments pursuant to this paragraph or otherwise.

Notwithstanding anything to the contrary in this Commitment Letter, we shall be entitled, in our sole discretion, to terminate this Commitment Letter and our Commitment and other obligations hereunder (i) at any time on or after the date that is 15 business days following the date of this Commitment Letter (such date, the "Deadline Date") if you have not entered into an Exclusivity Agreement on or before the Deadline Date, or (ii) at any time on or before the date that is 30 days following the date, if any, on which you enter into an Exclusivity Letter in the event that we are not satisfied, in our sole discretion, with the results of our legal, accounting, business, financial and other due diligence investigation of you, the Target and your and their respective affiliates, and the officers, directors, employees and agents of each of the foregoing. For purposes of this Commitment Letter, "Exclusivity Agreement" means a binding exclusivity agreement among you and the Target, in form and substance reasonably satisfactory to us, pursuant to which the Target shall agree that: (i) it will negotiate exclusively with you with


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respect to the Acquisition, and (ii) it will not, directly or indirectly, solicit, initiate or entertain offers from, discuss or negotiate with, or in any manner encourage, accept, respond or consider any proposal of any person or entity other than you relating to the acquisition of all or any portion of the Target, its capital stock, assets or business, in whole or in part, whether through purchase, merger, consolidation, similar transaction or otherwise.

                            [Signature pages follow]


                                        8
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Please indicate your acceptance of the Commitments and your agreement to the matters contained in this Commitment Letter by executing and returning it and an executed counterpart of the Engagement Letter to us prior to the time of expiration set forth above.

                                        Sincerely,

                                        JEFFERIES FUNDING LLC


                                        By: /s/ Eric Macy
                                            ------------------------------------
                                        Title: EVP

Accepted and Agreed to this
12th day of October, 2005

BRIAD RESTAURANT GROUP, L.L.C.


By: /s/ Bradford L. Honigfeld
    ---------------------------------
Title: Authorized Officer
       ------------------------------


MAIN STREET ACQUISITION CORPORATION


By: /s/ Bradford L. Honigfeld
    ---------------------------------
Title: Authorized Officer
       ------------------------------


BRIAD WENCO, L.L.C.


By: /s/ Bradford L. Honigfeld
    ---------------------------------
Title: Authorized Officer
       ------------------------------

Enclosures: Exhibit A - Summary of Terms of Revolving Credit Facility
            Exhibit B - Summary of Terms of Senior Secured Notes
            Exhibit C - Conditions Precedent


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
                                                                       EXHIBIT A

                  SUMMARY OF TERMS OF REVOLVING CREDIT FACILITY

I.   PARTIES

     BORROWER.................   Main Street Acquisition Corporation (the
                                 "Borrower").

     GUARANTORS...............   The direct parent company of the Borrower (the
                                 "Parent") and each of its direct and indirect
                                 subsidiaries (other than foreign subsidiaries
                                 to the extent necessary to limit material
                                 adverse tax consequences to the Borrower)
                                 (collectively, the "Guarantors"; the Borrower
                                 and the Guarantors, collectively, the "Credit
                                 Parties").

     SOLE ADVISOR, SOLE LEAD     Jefferies or its designee (in such capacities,
        ARRANGER, SOLE           the "Arranger"); provided, that (i) Jefco or
        SYNDICATION AGENT AND    its designee shall be the syndication agent,
        SOLE BOOK-RUNNER......   (ii) so long as no default or event of default
                                 has occurred and is continuing, the Borrower
                                 has consented to any such designee (which
                                 consent shall not be unreasonably withheld, and
                                 (iii) the consent of the Borrower shall not be
                                 required if such designee is an affiliate of
                                 Jefferies).

     ADMINISTRATIVE AGENT.....   Jefferies or its designee (in such capacity,
                                 the "Administrative Agent"); provided, that (i)
                                 so long as no default or event of default has
                                 occurred and is continuing, the Borrower has
                                 consented to any such designee (which consent
                                 shall not be unreasonably withheld, and (ii)
                                 the consent of the Borrower shall not be
                                 required if such designee is an affiliate of
                                 Jefferies).

     COLLATERAL AGENT.........   Jefferies or its designee; provided, that (i)
                                 so long as no event of default has occurred and
                                 is continuing, the Borrower has consented to
                                 any such designee (which consent shall not be
                                 unreasonably withheld, and (ii) the consent of
                                 the Borrower shall not be required if such
                                 designee is an affiliate of Jefferies).

     LENDERS..................   A syndicate of banks, financial institutions
                                 and other entities arranged by the Arranger
                                 (the "Lenders").

     CLOSING DATE.............   The date on which simultaneously the Revolving
                                 Credit Facility closes, the Senior Secured
                                 Notes are issued and the Acquisition is
                                 consummated (the "Closing Date").

     LOAN DOCUMENTS...........   The definitive documentation governing or
                                 evidencing


                                   Exhibit A-1

                                 the Revolving Credit Facility.

II.  DESCRIPTION OF REVOLVING
     CREDIT FACILITY

     REVOLVING CREDIT            Five year revolving credit facility (the
        FACILITY..............   "Revolving Credit Facility") in an aggregate
                                 principal amount equal to $20.0 million (the
                                 loans thereunder, the "Revolving Credit
                                 Loans").

        Maturity..............   The Revolving Credit Facility shall be
                                 available on a revolving basis during the
                                 period commencing on the Closing Date and
                                 ending on the fifth anniversary of the Closing
                                 Date (the "Revolving Credit Termination Date").

        Letters of Credit.....   A portion of the Revolving Credit Facility not
                                 in excess of $5.0 million shall be available
                                 for the issuance of standby letters of credit
                                 (the "Letters of Credit") by one or more
                                 Lenders to be selected in the syndication
                                 process (each such Lender in such capacity, an
                                 "Issuing Lender"). The face amount of any
                                 outstanding Letters of Credit will reduce
                                 availability under the Revolving Credit
                                 Facility on a dollar-for-dollar basis. No
                                 Letter of Credit shall have an expiration date
                                 after the earlier of (i) one year after the
                                 date of issuance and (ii) five business days
                                 prior to the Revolving Credit Termination Date;
                                 provided, that any Letter of Credit with a
                                 one-year tenor may provide for the renewal
                                 thereof for additional one-year periods (which
                                 shall in no event extend beyond the date
                                 referred to in clause (ii) above).

                                 Drawings under any Letter of Credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of Revolving
                                 Credit Loans) on the same business day. To the extent that the Borrower does not so reimburse the Issuing Lender, the Lenders under the Revolving Credit Facility shall be irrevocably and unconditionally obligated to reimburse the Issuing Lender on a pro rata basis.

        Swing Line Loans......   A portion of the Revolving Credit Facility not
                                 in excess of $1.0 million shall be available
                                 for swing line loans (the "Swing Line Loans")
                                 from a Lender to be determined by the
                                 Administrative Agent and to be reasonably
                                 satisfactory to the Borrower (in such capacity,
                                 the "Swing Line Lender") on same-day notice.
                                 Any such Swing Line Loans will reduce
                                 availability under the Revolving Credit


                                   Exhibit A-2

                                 Facility on a dollar-for-dollar basis. Each
                                 Lender under the Revolving Credit Facility shall acquire, under certain circumstances, an irrevocable and unconditional pro rata participation in each Swing Line Loan.

        Use of Proceeds.......   The proceeds of the Revolving Credit Loans will
                                 be used to finance, in part, the Acquisition
                                 and for general corporate purposes of the
                                 Borrower and its subsidiaries in the ordinary
                                 course of business.

III. CERTAIN PAYMENT
     PROVISIONS

     FEES AND INTEREST RATES..    As set forth on Annex A-I hereto.

     OPTIONAL PREPAYMENTS.....   Revolving Credit Loans may be prepaid in
                                 minimum amounts to be agreed upon, without
                                 premium, penalty or fee.

     MANDATORY PREPAYMENTS....   None.

IV.  COLLATERAL                  The obligations of each Credit Party in respect
                                 of the Revolving Credit Facility will be
                                 secured by a perfected first priority security
                                 interest in all of its tangible and intangible
                                 assets (including, without limitation,
                                 intellectual property, real property, licenses,
                                 permits and all of the capital stock of each
                                 Credit Party (but limited to 65% of the voting
                                 stock and 100% of the non-voting stock of
                                 foreign subsidiaries) (collectively, the
                                 "Collateral"); provided that (i) the security
                                 interests in leasehold property may be granted
                                 and perfected after the Closing Date on or
                                 before a date to be agreed upon by the parties,
                                 and (ii) any landlord consents relating thereto
                                 may be obtained after the Closing Date on or
                                 before a date to be agreed upon by the parties.

                                 The security interest in the Collateral
                                 securing the Revolving Credit Facility will be senior to the security interest in the collateral securing the Notes in the manner and to the extent set forth in an intercreditor agreement (the "Intercreditor Agreement") among the Borrower, the Lenders (or a representative or agent on their behalf) and the purchasers of the Notes (or a representative or agent on their behalf).

V.   OTHER PROVISIONS

     REPRESENTATIONS AND         Customary for facilities and transactions of
                                 this type and


                                   Exhibit A-3

     WARRANTIES...............   others deemed appropriate by the Administrative
                                 Agent for this transaction in particular,
                                 including without limitation as to: financial
                                 statements; absence of undisclosed liabilities;
                                 no material adverse change; corporate
                                 existence; compliance with law; corporate power
                                 and authority; enforceability of Loan
                                 Documents; no conflict with law or contractual
                                 obligations; no material litigation; no
                                 default; ownership of property; liens;
                                 intellectual property; no burdensome
                                 restrictions; taxes; Federal Reserve
                                 regulations; ERISA; Investment Company Act;
                                 subsidiaries; environmental matters; labor
                                 matters; and accuracy of disclosure.

     AFFIRMATIVE COVENANTS....   Customary for facilities and transactions of
                                 this type and others deemed appropriate by the
                                 Administrative Agent for this transaction in
                                 particular, including as to: delivery of
                                 financial statements, reports, accountants'
                                 letters, projections, officers' certificates
                                 and other information requested by the Lenders;
                                 payment of other obligations; continuation of
                                 business and maintenance of existence and
                                 material rights and privileges; compliance with
                                 laws and material contractual obligations;
                                 maintenance of property and insurance;
                                 maintenance of books and records; right of the
                                 Lenders to inspect property and books and
                                 records; notices of defaults, litigation and
                                 other material events; and compliance with
                                 environmental laws; and borrowing base
                                 certificates.

     NEGATIVE COVENANTS.......   Customary for facilities and transactions of
                                 this type and others deemed appropriate by the
                                 Administrative Agent for this transaction in
                                 particular, including limitations on
                                 indebtedness (including preferred stock);
                                 liens; guarantee obligations; mergers,
                                 consolidations, liquidations and dissolutions;
                                 sales of assets; leases; dividends and other
                                 payments in respect of capital stock; capital
                                 expenditures; investments, loans and advances;
                                 optional payments and modifications of
                                 subordinated and other debt instruments;
                                 transactions with affiliates; sale and
                                 leasebacks; changes in fiscal year; negative
                                 pledge clauses; and changes in lines of
                                 business.

     FINANCIAL COVENANTS......   Customary for facilities and transactions of
                                 this type and others deemed appropriate by the
                                 Administrative Agent for this transaction in
                                 particular, including maximum total leverage
                                 ratio, maximum senior leverage ratio, minimum
                                 interest coverage ratio, minimum fixed charge
                                 coverage ratio, maximum capital expenditures
                                 and minimum


                                   Exhibit A-4

                                 EBITDA.

     EVENTS OF DEFAULT........   Customary for facilities and transactions of
                                 this type and others deemed appropriate by the
                                 Administrative Agent for this transaction in
                                 particular (in certain cases, subject to
                                 customary and appropriate grace and cure
                                 periods and materiality thresholds to be
                                 agreed) including as to: nonpayment of
                                 principal when due; nonpayment of interest,
                                 fees or other amounts; material inaccuracy of
                                 representations and warranties; violation of
                                 covenants; cross-default; bankruptcy events;
                                 certain ERISA events; material judgments; and a
                                 change of control (the definition of which is
                                 to be agreed).

     VOTING...................   Amendments and waivers with respect to the Loan
                                 Documents will require the approval of Lenders
                                 holding not less than a majority of the
                                 aggregate amount of the Revolving Credit Loans
                                 including participations in Letters of Credit
                                 and Swing Line Loans and unused commitments
                                 under the Revolving Credit Facility, except
                                 that (i) the consent of each Lender directly
                                 affected thereby shall be required with respect
                                 to (a) reductions in the amount or extensions
                                 of the final maturity of any Revolving Credit
                                 Loan, (b) reductions in the rate of interest or
                                 any fee or extensions of any due date thereof,
                                 (c) increases in the amount or extensions of
                                 the expiry date of any Lender's commitment, or
                                 (d) modifications to the assignment provisions
                                 of the Loan Documents which further restrict
                                 assignments thereunder, and (ii) the consent of
                                 100% of the Lenders shall be required with
                                 respect to (a) modifications to any of the
                                 voting percentages, and (b) releases of any
                                 Guarantor or all or substantially all of the
                                 Collateral.

     ASSIGNMENTS AND
        PARTICIPATIONS........   The Lenders shall be permitted to assign and
                                 sell participations in their loans and
                                 commitments, subject, in the case of
                                 assignments (other than assignments (i) by the
                                 Administrative Agent to its affiliates or (ii)
                                 to another Lender or to an affiliate of a
                                 Lender), to the consent of (x) the
                                 Administrative Agent, the Issuing Lender, the
                                 Swing Line Lender and so long as no default or
                                 event of default has occurred and is
                                 continuing, and (y) the Borrower (which consent
                                 shall not be unreasonably withheld). In the
                                 case of partial assignments (other than to
                                 another Lender or to an affiliate of a Lender),
                                 the minimum assignment amount shall be $5.0
                                 million. Participants shall have the same
                                 benefits as the Lenders


                                   Exhibit A-5

                                 with respect to yield protection and increased cost provisions. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under "Voting" above.
                                 Pledges of Revolving Credit Loans in accordance with applicable law shall be permitted without restriction. Promissory notes shall be issued under the Revolving Credit Facility only upon request.

     YIELD PROTECTION.........   The Loan Documents shall contain customary
                                 provisions (i) protecting the Lenders against
                                 increased costs or loss of yield resulting from
                                 changes in reserve, tax, capital adequacy and
                                 other requirements of law and from the
                                 imposition of or changes in withholding or
                                 other taxes and (ii) indemnifying the Lenders
                                 for "breakage costs" incurred in connection
                                 with, among other things, any prepayment of a
                                 Eurodollar Loan (as defined in Annex A-I
                                 hereto) on a day other than the last day of an
                                 interest period with respect thereto.

     EXPENSES AND
        INDEMNIFICATION.......   The Borrower shall pay (i) except as otherwise
                                 expressly set forth in Section 2(d) of the
                                 Engagement Letter, all out-of-pocket expenses
                                 of the Administrative Agent, the Collateral
                                 Agent, the Syndication Agent and the Arranger
                                 associated with the syndication of the
                                 Revolving Credit Facility and the preparation,
                                 negotiation, execution, delivery and
                                 administration of the Loan Documents and any
                                 amendment or waiver with respect thereto
                                 (including the fees, disbursements and other
                                 charges of counsel and the charges of
                                 Interlinks) and (ii) all out-of-pocket expenses
                                 of the Administrative Agent, the Collateral
                                 Agent, the Syndication Agent, the Arranger and
                                 the Lenders (including the fees, disbursements
                                 and other charges of counsel) in connection
                                 with the enforcement of the Loan Documents.

                                 The Administrative Agent, the Collateral Agent, the Syndication Agent, the Arranger, any other agent appointed in respect of the Revolving
                                 Credit Facility and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent resulting solely from the gross negligence or


                                   Exhibit A-6

                                 willful misconduct of the indemnified party as finally judicially determined by a court of competent jurisdiction).

     GOVERNING LAW AND
        FORUM.................   State of New York.

     COUNSEL TO THE
        ADMINISTRATIVE AGENT,
        THE SYNDICATION AGENT
        AND THE ARRANGER......   Proskauer Rose LLP.


                                   Exhibit A-7

                             ANNEX A-I TO EXHIBIT A
                              TO COMMITMENT LETTER

                            INTEREST AND CERTAIN FEES

     Interest Rate Options....   The Borrower may elect that the Revolving
                                 Credit Loans comprising each borrowing bear
                                 interest at a rate per annum equal to:

                                 (i) the Base Rate plus the Applicable Margin;
                                 or

                                 (ii) the Eurodollar Rate plus the Applicable
                                 Margin

                                 provided, that all Swing Line Loans shall bear interest based upon the Base Rate.

                                 As used herein:

                                 "Base Rate" means the higher of (i) the prime lending rate as set forth on the British
                                 Banking Association Telerate Page 5 (the "Prime
                                 Rate"), and (ii) the federal funds effective rate from time to time plus 0.5%.

                                 "Applicable Margin" means (i) 3.0%, in the case of Base Rate Loans (as defined below) and (ii)
                                 4.0%, in the case of Eurodollar Loans (as defined below).

                                 "Eurodollar Rate" means the rate (adjusted for statutory reserve requirements for Eurocurrency liabilities) at which Eurodollar deposits for one, two, three or six (or, if available to all Lenders, nine or twelve) months (as selected by the Borrower) are offered in the interbank
                                 Eurodollar market.

     Interest Payment Dates...   In the case of Revolving Credit Loans bearing
                                 interest based upon the Base Rate ("Base Rate
                                 Loans"), quarterly in arrears.

                                 In the case of Revolving Credit Loans bearing interest based upon the Eurodollar Rate
                                 ("Eurodollar Loans"), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on

                                  Annex A-I-1

                                 each successive date three months after the first day of such interest period.

     Commitment Fees..........   The Borrower shall pay a commitment fee
                                 calculated at the rate of 0.5% per annum, on
                                 the average daily unused portion of the
                                 Revolving Credit Facility, payable quarterly in
                                 arrears. Swing Line Loans shall, for purposes
                                 of the commitment fee calculations only, not be
                                 deemed to be a utilization of the Revolving
                                 Credit Facility.

     Letter of Credit Fees....   The Borrower shall pay a commission on all
                                 outstanding Letters of Credit at a per annum
                                 rate equal to the Applicable Margin then in
                                 effect with respect to Eurodollar Loans on the
                                 face amount of each such Letter of Credit. Such
                                 commission shall be shared ratably among the
                                 Lenders participating in the Revolving Credit
                                 Facility and shall be payable quarterly in
                                 arrears.

                                 In addition to letter of credit commissions, a fronting fee calculated at a rate per annum to be agreed upon by the Borrower and the Issuing
                                 Bank on the face amount of each Letter of Credit shall be payable quarterly in arrears to the Issuing Lender for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Lender for its own account.

     Default Rate.............   At any time when the Borrower is in default in
                                 the payment of any amount (whether interest or
                                 principal, including defaulted interest) due
                                 under the Revolving Credit Facility, such
                                 amount shall bear interest at 2.0% above the
                                 rate otherwise applicable thereto.

     Rate and Fee Basis.......   All per annum rates shall be calculated on the
                                 basis of a year of 360 days (or 365 or 366
                                 days, as the case may be, in the case of Base
                                 Rate Loans the interest rate payable on which
                                 is then based on the Prime Rate) and the actual
                                 number of days elapsed.


                                  Annex A-I-2

                                                                       EXHIBIT B

                    SUMMARY OF TERMS OF SENIOR SECURED NOTES

ISSUER........................   Main Street Acquisition Corporation (the
                                 "Issuer").

ISSUE.........................   Senior Secured Floating Rate Notes (the
                                 "Notes").

GROSS PROCEEDS................   $220.0 million.

MATURITY......................   5 years.

INTEREST RATE.................   The Issuer will pay interest on the Notes at an
                                 annual rate equal to six-month LIBOR plus a
                                 margin of 800 bps. The Issuer will pay interest
                                 on the Notes semi-annually in arrears, on each
                                 April 1, and October 1, beginning April 1,
                                 2006.

USE OF PROCEEDS...............   The net proceeds will be used (i) to finance
                                 the Acquisition, (ii) to pay related fees and
                                 expenses, (iii) to repay existing indebtedness
                                 of the Issuer, and (iv) for general corporate
                                 purposes.

DISTRIBUTION..................   In an offering pursuant to Rule 144A under the
                                 Securities Act, with registration rights (as
                                 summarized below).

RANKING.......................   The Notes will be the Issuer's senior secured
                                 obligations and will rank (i) senior in right
                                 of payment to all the Issuer's subordinated
                                 indebtedness and (ii) pari passu in right of
                                 payment with all the Issuer's existing and
                                 future senior indebtedness, including
                                 borrowings under the Revolving Credit Facility.
                                 The guarantees of the Notes will rank (i)
                                 senior in right of payment to any subordinated
                                 indebtedness of the guarantors of the Notes and
                                 (ii) pari passu in right of payment with all
                                 existing and future senior indebtedness of the
                                 guarantors of the Notes, including guarantees
                                 of borrowings under the Revolving Credit
                                 Facility.

SECURITY INTEREST.............   The Notes and the related guarantees will be
                                 secured by a perfected second priority security
                                 interest in all of the tangible and intangible
                                 assets of the Issuer and each guarantor of the
                                 Notes including, without limitation,
                                 intellectual property, real property, licenses,
                                 permits and all of the capital stock of the
                                 Issuer and each guarantor (but limited to 65%
                                 of the voting stock and 100% of the non-voting
                                 stock of foreign subsidiaries) (collectively,
                                 the "Collateral"); provided that (i) the
                                 security interests in leasehold property may be
                                 granted and perfected after the Closing Date on
                                 or before a date to be agreed upon by the
                                 parties, and (ii) any landlord consents
                                 relating thereto may be obtained after the
                                 Closing Date on or before a date to be


                                   Exhibit B-1

                                 agreed upon by the parties.

                                 The security interest in the collateral
                                 securing the Revolving Credit Facility will be senior to the security interest in the Collateral securing the Notes in the manner and to the extent set forth in the Intercreditor
                                 Agreement.

GUARANTEES....................   The Notes will be unconditionally guaranteed on
                                 a senior secured basis by the direct parent
                                 company of the Issuer and each of the Issuer's
                                 restricted subsidiaries (other than foreign
                                 subsidiaries to the extent necessary to limit
                                 material adverse tax consequences to the
                                 Issuer). The guarantees of the Notes will be
                                 secured by a perfected second priority security
                                 interest in the Collateral. The security
                                 interest in the collateral securing the
                                 guarantees of the Revolving Credit Facility
                                 will be senior to the security interest in the
                                 Collateral securing the guarantees of the Notes
                                 in the manner and to the extent set forth in
                                 the Intercreditor Agreement.

OPTIONAL REDEMPTION...........   On or after October 1, 2006, the Issuer may
                                 redeem all or a portion of the Notes at a
                                 premium to the face amount, plus accrued and
                                 unpaid interest and liquidated damages, if any,
                                 to the date of redemption:

                                 FOR THE PERIOD                     PERCENTAGE
                                 --------------                     ----------
                                 On or after October 1, 2006.....      103%
                                 On or after October 1, 2007.....      102%
                                 On or after October 1, 2008.....      101%
                                 October 1, 2009 and thereafter..      100%

CHANGE OF CONTROL.............   If the Issuer experiences a change of control,
                                 the holders of the Notes will have the right to
                                 sell to the Issuer their Notes at 101% of the
                                 face amount of the Notes, plus accrued and
                                 unpaid interest, if any.

ASSET SALES...................   If any member of the Note Group (as defined in
                                 Exhibit C) sells assets (subject to customary
                                 exceptions to be agreed), the Issuer shall use
                                 the net proceeds to (i) repay the Revolving
                                 Credit Facility and permanently reduce the
                                 commitments thereunder and/or (ii) reinvest
                                 such net proceeds in long-term fixed assets
                                 used in the business of the Issuer and its
                                 subsidiaries within 270 days of its receipt
                                 thereof. To the extent such net proceeds are
                                 not so used, the Issuer shall offer to purchase
                                 the Notes at a price equal to 100% of their
                                 principal amount, plus accrued and unpaid
                                 interest thereon and liquidated damages, if
                                 any, to the date of purchase.

RESTRICTIVE COVENANTS.........   The Indenture will contain, but not be limited
                                 to, certain


                                   Exhibit B-2

                                 covenants, that among other things, limit the ability of the Issuer and its restricted subsidiaries to do the following (subject to exceptions to be mutually agreed upon):

                                      -    Incur additional debt or issue
                                           disqualified stock;

                                      -    Pay dividends, make investments or
                                           make other restricted payments;

                                      -    Redeem stock;

                                      -    Issue stock of subsidiaries;

                                      -    Create or suffer to exist liens;

                                      -    Make capital expenditures;

                                      -    Enter into transactions with
                                           affiliates;

                                      -    Incur dividend or other payment
                                           restrictions with regard to
                                           restricted subsidiaries;

                                      -    Merge, consolidate or sell all or
                                           substantially all assets; and

                                      -    Transfer or sell assets.


                                   Exhibit B-3

REGISTRATION RIGHTS...........   Pursuant to a registration rights agreement
                                 between the Issuer and Jefferies or Jefco (as
                                 the case may be), the Issuer shall:

                                      -    File a registration statement for the
                                           exchange notes with the Securities
                                           and Exchange Commission (the "SEC")
                                           within 90 days from the date the
                                           Notes are issued;

                                      -    Cause that registration statement to
                                           be declared effective within 180 days
                                           from the date the Notes are issued;
                                           and

                                      -    Consummate the exchange offer within
                                           30 days after the registration
                                           statement is declared effective.

                                 If:

                                      -    The Issuer does not file the required
                                           registration statement within such 90
                                           days;

                                      -    The SEC does not declare the required
                                           registration statement effective
                                           within such 180 days; or

                                      -    The Issuer does not complete the
                                           exchange offer within 30 days after
                                           the registration statement is
                                           declared effective;

                                 then the Issuer will pay liquidated damages in cash at a rate per annum to be mutually agreed on, until such time as the Issuer corrects the registration default.

TRANSFER RESTRICTIONS.........   The Notes have not been registered under the
                                 Securities Act and are not freely transferable.
                                 The Notes are subject to restrictions on
                                 transfer and may only be offered or sold
                                 through exemptions from the registration
                                 requirements of the Securities Act (or in
                                 transactions not covered by the Securities
                                 Act).

EVENTS OF DEFAULT.............   Customary for transactions of the type
                                 contemplated by this Commitment Letter.

GOVERNING LAW AND FORUM.......   New York.


                                   Exhibit B-4

                                                                       EXHIBIT C

                              CONDITIONS PRECEDENT

The Commitments of Jefferies to provide the Revolving Credit Facility and to purchase Senior Secured Notes are subject to satisfaction of the following conditions precedent:

A. CONDITIONS TO BOTH THE REVOLVING CREDIT FACILITY AND THE NOTES OFFERING

(i) The Acquisition shall have been consummated in accordance with the Acquisition Agreement and any related documentation (together, the "Definitive Acquisition Documents"), and the Definitive Acquisition Documents shall be in full force and effect. The Definitive Acquisition Documents shall be in form and substance satisfactory to Jefferies, the Lenders and the Purchasers in their sole discretion. There shall not have been any breach, amendment, modification or waiver of any of the terms or conditions of the Definitive Acquisition Documents without the prior written consent of Jefferies, the Lenders and the Purchasers;

(ii) The Note Documents, the Credit Facility Documents and the Intercreditor Agreement shall be prepared by counsel to Jefferies and shall be in form and substance satisfactory to Jefferies, the Lenders and the Purchasers;

(iii) The Equity Contribution and the Rollover Equity Contribution shall have occurred, in each case, on terms and conditions satisfactory to Jefferies, the Lenders and the Purchasers; and, immediately following the closing of the Revolving Credit Facility and the purchase of the Senior Secured Notes, the Combination shall have occurred in a manner and on terms and conditions satisfactory to Jefferies, the Lenders and the Purchasers;

(iv) The Issuer, the Target and their respective subsidiaries (collectively, the "Note Group") shall have no indebtedness for borrowed money other than the Senior Secured Notes and indebtedness under the Revolving Credit Facility;

(v) On the Closing Date, after giving effect to the Transactions, the Revolving Credit Facility shall be undrawn;

(vi) Receipt of all material governmental, shareholder and third party consents and approvals necessary in connection with the financings contemplated hereby without any action being taken by any component authority that could restrain, prevent or impose any materially adverse conditions on such financings, and no such law or regulation shall be applicable which, in the judgment of Jefferies, is likely to have any such effect;

(vii) There not having occurred any event or circumstance that has or is reasonably likely to have any material adverse effect on (a) the Acquisition, the Revolving Credit Facility, the Senior Secured Notes or any of the other Transactions, or (b) the business, results of operations, properties, assets, liabilities, management, condition (financial or otherwise) or prospects of (x) the Note Group, taken as a whole, (y) the Issuer and the guarantors of the Notes, taken as a whole, or (z) the Borrower and the guarantors of the Revolving Credit Facility, taken as a whole,


                                   Exhibit C-1
in each case since the date of the last audited financial statements of the Note Group delivered to Jefferies on or before the date hereof (a "Material Adverse Effect");

(viii) None of the Information made available to Jefco or Jefferies or any of their respective representatives by you or any of your representatives as of the date of the Commitment Letter and as of the closing shall, in the determination of Jefferies, the Lenders or the Purchasers (i) be inaccurate, incomplete or misleading in any material respect, or (ii) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. None of the Information made available to Jefco or Jefferies or any of their respective representatives by the Target or its representatives after entering into the Merger Agreement as of the date of on which the Merger Agreement was entered into and as of the closing shall, in the determination of Jefferies, the Lenders or the Purchasers (i) be inaccurate, incomplete or misleading in any material respect, or (ii) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. No fact, circumstance or condition not previously known to Jefferies shall become known which, individually or in the aggregate, could reasonably be expected to cause the Projections to be unattainable in the short or long term in a manner deemed material by Jefferies;

(ix) No material adverse change or material disruption, circumstance or condition shall exist or shall have occurred in the U.S. financial, banking or capital markets generally (including, without limitation, the acquisition finance market, the high-yield market or the markets for loans or debt securities issued by companies similar to the Target or the Issuer), and no insurrection or armed conflict involving the United States or any other national or international calamity or acts of terror against the United States or its interests shall have occurred, which, in Jefferies' judgment, has materially impaired or could be expected to materially impair the ability of Jefco or Jefferies to successfully syndicate the Revolving Credit Facility and resell the Senior Secured Notes;

(x) Jefferies shall have received evidence satisfactory to it that the consolidated adjusted pro forma EBITDA (earnings before interest, taxes, depreciation and amortization) of Main Street and its subsidiaries for the most recent twelve-month period for which monthly financial statements are available (which amount shall be calculated on an adjusted pro forma basis reflecting the Transactions) was not less than $43.5 million. For all purposes hereof, EBITDA shall be presented in a manner satisfactory to Jefferies, including with respect to any adjustments thereto;

(xi) Absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Issuer, threatened in any court or before any arbitrator or governmental instrumentality that could reasonably be expected to have a Material Adverse Effect;

(xii) Jefferies shall have received (i) customary opinions of counsel to the Note Group as to the transactions contemplated hereby (including without limitation with respect to compliance with the corporate aspects of the Transactions and with all applicable U.S. Federal securities laws), (ii) such corporate resolutions, certificates (including without limitation a solvency


                                   Exhibit C-2
certificate from the Issuer's Chief Financial Officer) and (ii) such other documents as Jefferies, any Lender or any Purchaser may reasonably request;

(xiii) (x) The compliance by you of your obligations under this Commitment Letter and the Engagement Letter; (y) immediately before and following the closing of the Transactions there shall be no default or event of default under the Financing Documents or other event that, with notice and/or the passage of time, is reasonably likely to become a default or event of default thereunder, and (z) the satisfaction of Jefferies, the Lenders and the Purchasers as to the accuracy of all representations and warranties under the Financing Documents; provided that, for the avoidance of doubt, (i) the security interests to be granted by the applicable members of the Note Group in leasehold property (to secure the obligations in respect of the Revolving Credit Facility and the Senior Secured Notes) may be granted and perfected after the Closing Date on or before a date to be agreed upon by the parties, and (ii) any landlord consents relating thereto may be obtained after the Closing Date on or before a date to be agreed upon by the parties;

(xiv) All fees, expenses and other amounts then due to Jefferies or any of its affiliates as set forth in the Engagement Letter or otherwise shall have been paid in full (in accordance with the terms thereof); and

(xv) Jefferies shall have received the results of a recent lien and litigation search in each relevant jurisdiction with respect to the members of the Note Group and their respective subsidiaries, and such search shall reveal no liens on any of the assets of the any member of the Note Group or any such subsidiary except for (x) liens permitted by both the Note Documents and the Credit Facility Documents, and (y) liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to Jefferies, the Lenders and the Purchasers.

B. ADDITIONAL CONDITIONS TO THE REVOLVING CREDIT FACILITY ONLY

(i) The Issuer shall have provided Jefferies and the Lenders with a final Offering Memorandum for the Revolving Credit Facility no later than 30 days prior to the contemplated closing date for the Senior Secured Notes and the Revolving Credit Facility (the "Closing Date"). Such Offering Memorandum shall not contain any untrue statements of material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and

(ii) The Senior Secured Notes shall have been issued in accordance with the Note Documents.

C. ADDITIONAL CONDITIONS TO THE NOTES OFFERING ONLY

(i) The Issuer shall have provided Jefferies and the Purchasers with a preliminary Offering Memorandum for the Senior Secured Notes no later than 30 days prior to the contemplated Closing Date and a final, printed Offering Memorandum not later than 5 days prior to the Closing Date. The Offering Memorandum shall not contain any untrue statements of material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and


                                   Exhibit C-3

(ii) Jefferies shall have received from an accounting firm of national standing and reputation, customary comfort letters, in form and substance satisfactory to Jefferies, (i) dated the date of the Offering Memorandum, with respect to the financial statements and financial information contained in the Offering Memorandum and (ii) dated the Closing Date, to the effect that such accounting firm reaffirms the statements made in the letter furnished pursuant to clause
(i) (except that the specified date referred to in such bring-down letters shall be a date not more than five days prior to the Closing Date).


                                   Exhibit C-4